UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2013

ADVAXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

00028489	02-0563870
(Commission File Number)	(IRS Employer Identification Number)

305 College Road East

Princeton, New Jersey 08540

(Address of principal executive offices)

Registrant’s telephone number, including area code: (609) 452-9813

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2013, Advaxis, Inc. (the “Company”) announced the departure of Dr. John Rothman, the Company’s Executive Vice President of Clinical and Scientific Operations, effective March 1, 2013. The Company and Dr. Rothman are in the process of finalizing a separation agreement pursuant to which the Company expects that Dr. Rothman will continue to assist the Company as a consultant for a period of one year. A copy of the press release discussing the departure of Dr. Rothman, issued on March 6, 2013 (the “Press Release”), is filed as Exhibit 99.1 hereto.

Item 8.01. Other Events.

The Press Release also contains information regarding the conference call previously announced on February 28, 2013. As previously announced, this conference call and webcast to discuss the Company’s 2013 business outlook will be held at 5:00 p.m. Eastern Standard Time on March 6, 2013.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of Advaxis, Inc., dated as of March 6, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 6, 2013	Advaxis, Inc.

	By:	/s/ Mark J. Rosenblum
Mark J. Rosenblum
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Press Release of Advaxis, Inc., dated as of March 6, 2013